Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                            Due Period 4/30/2003
                                                    Determination Date 5/21/2003
                                                     Distribution Date 5/27/2003

I     Available in Certificate Account
      Principal collected on Mortgage Loans                                                                           24,714,165.21
      All Liquidation Proceeds with respect to Principal                                                                 108,094.65
      Recoveries on previously Liquidated Mortgages with respect to Principal                                                  0.00
      Principal portion of Purchase Price on Repurchased Mortgage Loans                                                        0.00
      Substitution Adjustment with respect to Principal                                                                        0.00
                                                                                                                      -------------

                              Principal Distribution Amount                                                           24,822,259.86

      Interest collected on Mortgage Loans                                                                             5,474,015.64
      Interest portion of Purchase Price on Repurchased Mortgage Loans                                                         0.00
      Recoveries on previously Liquidated Mortgages with respect to Interest                                                   0.00
      Substitution Adjustment with respect to Interest                                                                         0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                                                  1,019,182.77
      Reimbursement of previous months Servicer Advances                                                                -466,301.67
      Compensating Interest                                                                                                5,464.05
      Investment Earnings on Certificate Account                                                                               0.00
                                                                                                                      -------------

                              Interest Remittance Amount                                                               6,032,360.79

      Amount not Required to be deposited                                                                                      0.00

                              Total available in the Certificate Account                                              30,854,620.65

II    Distributions                                                             Per $ 1,000                               Amount
                                                                                -----------                           -------------
1.    Aggregate Class AF Distribution                                           32.00128936                           18,621,550.28

2.    Aggregate Class A-IO Distribution                                          4.16666667                              791,000.00

3.    Aggregate Class MF-1 Distribution                                          4.99166677                              165,523.67

4.    Aggregate Class MF-2 Distribution                                          5.32500000                              141,272.25

5.    Aggregate Class BF Distribution                                            5.69166667                              122,598.50

6.    Aggregate Class AV Distribution                                           31.56780794                            8,277,394.92

7.    Aggregate Class MV-1 Distribution                                          1.75111111                               34,672.00

8.    Aggregate Class MV-2 Distribution                                          2.29333333                               39,972.80

9.    Aggregate Class BV Distribution                                            2.90666667                               50,663.20

10.   Aggregate Class X-IO Distribution                                          0.00000000                            1,934,621.49

11.   Aggregate Class R Distribution                                                                                           0.00

12.   Aggregate Master Servicer Distribution                                                                             675,351.54
                                                                                                                      -------------

                                                     Total Distributions =                                            30,854,620.65

III   Certificate Class Balances                                                         Factor %                        Amount
                                                                                       ------------                  --------------
      Opening Senior Class A Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group I Certificates:
                  (a) Class AF-1A                                                       70.98454953%                 413,059,093.72
                  (b) Class A-IO (Notional Amount)                                                                   189,840,000.00

      Opening Subordinated Class MF & BF Certificate Balances as reported in prior Monthly Master Servicer Report for Group I Certificates:
                  (a) Class MF-1                                                       100.00000000%                  33,160,000.00
                  (b) Class MF-2                                                       100.00000000%                  26,530,000.00
                  (c) Class BF                                                         100.00000000%                  21,540,000.00
                                                                                                                      -------------
                                                                                                                      81,230,000.00

      Opening Senior Class AV Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group II Certificates:
                  (a) Class AV                                                          77.21633742%                 202,468,958.36

      Opening Subordinated Class MV & BV Certificate Balances as reported in prior Monthly Master Servicer Report for Group II Certificates:
                  (b) Class MV-1                                                       100.00000000%                  19,800,000.00
                  (c) Class MV-2                                                       100.00000000%                  17,430,000.00
                  (d) Class BV                                                         100.00000000%                  17,430,000.00
                                                                                                                      -------------
                                                                                                                      54,660,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                                    No.                      Amount
                                                                                               ----                   -------------
                  (a)  Stated principal collected                                                                      1,735,126.03
                  (b)  Principal Prepayments                                                    265                   22,979,039.18
                  (c)  Liquidation Proceeds                                                                              108,094.65
                  (d)  Repurchased Mortgage Loans                                                 0                            0.00
                  (e)  Substitution Adjustment related to Principal                                                            0.00
                  (f)  Recoveries on previously Liquidated Mortgages with
                         respect to Principal                                                                                  0.00
                                                                                                                      -------------
                              Total Basic Principal                                                                   24,822,259.86

1(b). Subordination Increase/(Decrease) amount                                                                           114,197.72
                                                                                                                      -------------
                              Total Principal Distribution                                                            24,936,457.58

2(a). Class AF Principal Distribution Amount for Group I Certificates:

                                                                                  Per $ 1,000
                                                                                  -----------
                  1. Class AF                                                     29.12049973                         16,945,218.79

2(b). Class MF & BF Principal Distribution Amount Group I Certificates:
                  1. Class MF-1                                                    0.00000000                                  0.00
                  2. Class MF-2                                                    0.00000000                                  0.00
                  3. Class BF                                                      0.00000000                                  0.00

2(c). Class AV Principal Distribution Amount Group II Certificates:
                  1. Class AV                                                     30.47648370                          7,991,238.79

2(d). Class AV Principal Distribution Amount Group II Certificates:
                  1. Class MV-1                                                    0.00000000                                  0.00
                  2. Class MV-2                                                    0.00000000                                  0.00
                  3. Class BV                                                      0.00000000                                  0.00

2(e) Class M Applied Realized Loss for Group I Certificates:
                  1. Class MF-1                                                    0.00000000                                  0.00
                  2. Class MF-2                                                    0.00000000                                  0.00
                  3. Class BF                                                      0.00000000                                  0.00

2(f) Class B Applied Realized Loss for Group II Certificates:
                  1. Class MV-1                                                    0.00000000                                  0.00
                  2. Class MV-2                                                    0.00000000                                  0.00
                  3. Class BV                                                      0.00000000                                  0.00

                                                                                       Factor %                          Amount
                                                                                     -----------                     --------------
      Ending Senior Class A Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group I
      Certificates:
                  (a) Class AF-1A                                                    68.07249956%                    396,113,874.93
                  (b) Class A-IO (Notional Amount)                                                                   189,840,000.00

      Ending Subordinated Class MF & BF Certificate Balances after distributions of principal in this Monthly Master Servicer Report Group
      I Certificates:
                  (a) Class MF-1                                                    100.00000000%                     33,160,000.00
                  (b) Class MF-2                                                    100.00000000%                     26,530,000.00
                  (c) Class BF                                                      100.00000000%                     21,540,000.00
                                                                                                                     --------------
                                                                                                                      81,230,000.00

      Ending Senior Class AV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II
      Certificates:
                  (a) Class AV                                                       74.16868905%                    194,477,719.57

      Ending Subordinated Class MV & BV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for
      Group II Certificates:
                  (b) Class MV-1                                                    100.00000000%                     19,800,000.00
                  (c) Class MV-2                                                    100.00000000%                     17,430,000.00
                  (d) Class BV                                                      100.00000000%                     17,430,000.00
                                                                                                                     --------------
                                                                                                                      54,660,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates

            (b) Fixed Rate Certificates applicable Pass-Through Rate
                   1. Class AF-1A                                                        4.87000%
                   2. Class A-IO                                                         5.00000%
                   9. Class MF-1                                                         5.99000%
                  10. Class MF-2                                                         6.39000%
                  11. Class BF                                                           6.83000%

      Variable Rate Certificates

            (b) LIBOR Rate                                                               1.32000%

                   1. Class AV                                                          1.59000%
                   2. Class MV-1                                                        1.97000%
                   3. Class MV-2                                                        2.58000%
                   4. Class BV                                                          3.27000%

      INTEREST REMITTANCE AMOUNT
         1. Interest collected on Mortgage Loans                                              5,474,015.64
         2. Interest advanced on Mortgage Loans                                                 552,881.10
         3. Compensating Interest on Mortgage Loans                                               5,464.05
         4. Substitution Adjustment interest                                                          0.00
         5. Purchase Price interest on repurchased accounts                                           0.00
         6. Liquidation Proceeds interest portion                                                     0.00
         7. Recoveries on previously Liquidated Mortgages with respect to Interest                    0.00
                    TOTAL INTEREST REMITTANCE AMOUNT                                                                   6,032,360.79

      Current Interest Requirement

                   1. Class AF-1A  @ applicable Pass-Through Rate                                                      1,676,331.49
                   2. Class A-IO @ applicable Pass-Through Rate                                                          791,000.00
                   3. Class MF-1 @ applicable Pass-Through Rate                                                          165,523.67
                   4. Class MF-2 @ applicable Pass-Through Rate                                                          141,272.25
                   5. Class BF @ applicable Pass-Through Rate                                                            122,598.50
                   6. Class AV @ applicable Pass-Through Rate                                                            286,156.13
                   7. Class MV-1 @ applicable Pass-Through Rate                                                           34,672.00
                   8. Class MV-2 @ applicable Pass-Through Rate                                                           39,972.80
                   9. Class BV  @ applicable Pass-Through Rate                                                            50,663.20

      Interest Carry Forward Amount

                   1. Class AF-1A                                                            0.00
                   2. Class A-IO                                                             0.00
                   3. Class MF-1                                                             0.00
                   4. Class MF-2                                                             0.00
                   5. Class BF                                                               0.00
                   6. Class AV                                                               0.00
                   7. Class MV-1                                                             0.00
                   8. Class MV-2                                                             0.00
                   9. Class BV                                                               0.00
                  10. Class X-IO                                                             0.00

      Certificates Interest Distribution Amount

                                                                               Per $ 1,000
                                                                               -----------
                   1. Class AF-1A                                               2.88078964                             1,676,331.49
                   2. Class A-IO                                                4.16666667                               791,000.00
                   3. Class MF-1                                                4.99166677                               165,523.67
                   4. Class MF-2                                                5.32500000                               141,272.25
                   5. Class BF                                                  5.69166667                               122,598.50
                   6. Class AV                                                  1.09132424                               286,156.13
                   7. Class MV-1                                                1.75111111                                34,672.00
                   8. Class MV-2                                                2.29333333                                39,972.80
                   9. Class BV                                                  2.90666667                                50,663.20
                                                                                                                       ------------
                                                                                                                       3,308,190.04

VI    Credit Enhancement Information

                                                                                    Group I            Group II               Total
            (a) Senior Enhancement Percentage                                        19.61%              25.18%              44.78%

            (b) Overcollateralization Amount:

                        1. Opening Overcollateralization Amount               15,252,032.86       10,773,517.11       26,025,549.97
                        2. Ending Overcollateralization Amount                15,252,032.86       10,773,517.11       26,025,549.97
                        3. Targeted Overcollateralization Amount              15,252,032.86       10,773,517.11       26,025,549.97
                        4. Subordination Deficiency                                    0.00                0.00                0.00
                        5. Overcollateralization Release Amount                        0.00                0.00                0.00

VII   Trigger Information

         1. (a) 60+ Delinquency  Percentage                                           4.29%               3.19%
            (b) Delinquency Event in effect
                  (Group I > 50% or Group II > 40%of the Sr. Enhancement)?               NO                  NO

         2. (a) Cumulative Loss Percentage                                            0.08%               0.05%
            (b) Applicable Loss Percentage for current Distribution 00000             2.25%               3.25%
            (c) Cumulative Loss Trigger Event in effect                                  NO                  NO

VIII  Pool Information                                                                     No.                           Amount
                                                                                          -----                      --------------
            (a) Closing Mortgage Loan Principal Balance:
                        1. Fixed Rate                                                     6,675                      492,595,907.79
                        2. Adjustable Rate                                                2,327                      259,911,236.68

                              Total Closing Mortgage Loan Principal Balance:              9,002                      752,507,144.47

            (b) Balloon Mortgage Loans
                        1. Fixed Rate                                                       217                       16,917,425.32
                        2. Adjustable Rate                                                    0                                0.00

                              Total Closing Mortgage Loan Principal Balance:                217                       16,917,425.32

            (c) Weighted Average Mortgage Rate:
                        1. Fixed Rate                                                                                        9.412%
                        2. Adjustable Rate                                                                                   8.069%

                              Total  Weighted Average Mortgage Rate                                                          8.948%

            (d) Weighted Average Net Mortgage Rate:
                        1. Fixed Rate                                                                                        8.911%
                        2. Adjustable Rate                                                                                   7.574%

            (e) Weighted Average Remaining Maturity:
                        1. Fixed Rate                                                                                        290.22
                        2. Adjustable Rate                                                                                   341.98

            (f) Weighted Average Original Maturity:
                        1. Fixed Rate                                                                                        315.00
                        2. Adjustable Rate                                                                                   359.00

IX    Delinquency Information                                                    No.                 %                   Amount
                                                                                ---------------------------------------------------

      A.  Fixed Rate Mortgage Loans:
            (a) Delinquent Contracts:
                        1.  31 - 59 Day Accounts                                 221                3.03%             14,906,280.17
                        2.  60 - 89 Day Accounts                                  76                1.30%              6,382,413.77
                        3.  90+  Day Accounts                                    170                2.71%             13,369,614.76

            (b) Mortgage Loans - In Foreclosure                                  106                1.61%              7,907,553.69
            (c) REO Property Accounts                                             40                0.56%              2,763,187.10

      B.  Adjustable Rate Mortgage Loans:
            (a) Delinquent Contracts:
                        1. 31 - 59 Day Accounts                                   68                2.65%              6,878,558.38
                        2. 60 - 89 Day Accounts                                   24                1.12%              2,906,003.10
                        3. 90+  Day Accounts                                      47                1.68%              4,361,381.78

            (b) Mortgage Loans - In Foreclosure                                   38                1.08%              2,809,215.63
            (c) REO Property Accounts                                             21                0.72%              1,863,529.98

      C. Total For All Mortgage Loans
            (a) Delinquent Contracts:
                        1. 31 - 59 Day Accounts                                  289                2.89%             21,784,838.55
                        2. 60 - 89 Day Accounts                                  100                1.23%              9,288,416.87
                        3. 90+  Day Accounts                                     217                2.36%             17,730,996.54

            (b)  Mortgage Loans - In Foreclosure                                 144                1.42%             10,716,769.32
            (c)  REO Property Accounts                                            61                0.61%              4,626,717.08

X     Realized Losses                                                                    No.                               Amount
                                                                                        -----                            ----------
         1. (a) Gross Realized Losses during the period                                    4                             222,292.37

            (b) Realized Losses during the period
                        1. Group I                                                                                      114,197.72
                        2. Group II                                                                                            0.00
                                                                                                                        -----------

                              Total                                                                                      114,197.72

                  (c)  Cumulative Gross Realized Losses                                    9                           1,679,639.80

                  (d)  Cumulative Realized Losses
                        1. Group I                                                                                       531,328.89
                        2. Group II                                                                                      172,918.21

                              Total                                                                                      704,247.10

                  (e)  Cumulative Applied Realized Losses
                              i. Class MF-1                                                                                    0.00
                             ii. Class MV-1                                                                                    0.00
                            iii. Class MF-2                                                                                    0.00
                             iv. Class MV-2                                                                                    0.00
                              v. Class BF                                                                                      0.00
                             vi. Class BV                                                                                      0.00

XI    Miscellaneous Information
      1. (a) Monthly Master Servicer Fee

                              i. Monthly Servicing Fee                                                                   323,934.83
                             ii. Mortgage Fees                                                                           336,497.69
                            iii. Mortgage Insurance Premium Reimbursement                                                 14,919.02
                             iv. Certificate Account Investment Earnings                                                       0.00

         (b) Amount of prior unpaid Master Servicing Fees paid with this distribution                                          0.00

         (c) Total Master Servicing Fees paid with this distribution                                                     675,351.54

         (d) Amount of unpaid Master Servicing Fees as of this distribution                                                    0.00

      2. (a) Opening Master Servicer Advance Balance                                                                   6,749,595.06

         (b) Current Advance (exclusive of Compensating Interest)                                                      1,019,182.77

         (c) Reimbursement of prior Master Servicer Advances                                                            (466,301.67)
                                                                                                                       ------------

         (d) Ending Master Servicer Advance Balance                                                                    7,302,476.16

      3. Current period Compensating Interest                                                                              5,464.05

      4. (a) Stepdown Date in effect?                                                               NO